UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Form 8-K of Melinta Therapeutics, Inc. (the “Company”), originally filed on March 14, 2018 (the “Form 8-K”), is being filed solely to re-file Exhibits 10.14 and 10.17 to the Form 8-K in response to comments from the Securities and Exchange Commission (the “SEC”) regarding a confidential treatment request submitted to the SEC with respect to Exhibits 10.14 and 10.17 of Item 9.01 of the Form 8-K, which is hereby amended to include a revised redacted version of Exhibits 10.14 and 10.17.

No other changes have been made to the Form 8-K. This Amendment speaks as of the original filing date of the Form 8-K and does not reflect any events that occurred at a date subsequent to the filing of the Form 8-K or modify or update those disclosures therein in anyway way. Accordingly, this Amendment No. 1 should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.	Description

10.14*	Amended and Restated License Agreement, dated May 1, 2017, between Melinta Therapeutics, Inc. and Wakunaga Pharmaceutical Co. Ltd.

10.17*	License and Supply Agreement, dated November 30, 2010, by and between Melinta Therapeutics, Inc. and Cydex Pharmaceuticals, Inc. (a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated), incorporated by reference to Exhibit 10.29 of the S-1/A filed by Rib-X Pharmaceuticals, Inc. on March 13, 2012.
*	The Company has requested confidential treatment with respect to portions of this exhibit. Those portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

Date: June 8, 2018	By:	/s/ Paul Estrem
Paul Estrem
Chief Financial Officer